UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2014

HEAVY EARTH RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-52979	75-3160134
(Commission File Number)	(IRS Employer ID Number)

1890 Bryant St., Suite 316, San Francisco, California 94010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (415) 813-5079

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 3, 2014, Grant Draper resigned as the President, Chief Executive Officer and a member of the Board of Directors of Heavy Earth Resources, Inc. (the “Company”), effective immediately upon the appointment of Brian Ladin as the Company’s new sole director and sole executive officer. His resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 3, 2014, Brian Hepp resigned as the Chief Operating Officer and a member of the Board of Directors of the Company, effective immediately upon the appointment of Brian Ladin as the Company’s new sole director and sole executive officer. His resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective September 15, 2014, Anthony Ives resigned as the Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors of the Company. His resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

(c) On November 3, 2014, The Company’s Board of Directors appointed Mr. Brian Ladin, age 42, as the Company’s President, Chief Executive Officer, Chief Operating Officer, Secretary, Treasurer and sole member of the Company’s Board of Directors, to hold office until the Company’s next annual meeting of its shareholders or until his successor(s) are duly elected and qualified. Mr. Ladin is the founder of Delos Investment Management, an investment firm that seeks to provide equity and debt capital to shipping companies on a global basis. Prior to founding Delos Investment Management in 2008, Mr. Ladin was a partner and portfolio manager at Bonanza Capital Ltd., a $600 million investment manager, from February 2001 to 2007, where he was responsible for investments in shipping technology, telecommunications, media and direct investments. Mr. Ladin is a Chartered Financial Analyst, and was formerly a member of the boards of directors of Affinity Media, a private company focused on publishing websites and apps, and Points International Ltd. (OTCBB:PTSEF), a global leader in loyalty currency management. Mr. Ladin earned a B.A. in Political Economy from Tulane University.

There were no arrangements or understandings between Mr. Ladin and any other person pursuant to which Mr. Ladin was appointed as a member of the Company’s Board of Directors and there are no related party transactions between Mr. Ladin and the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 3, 2014, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws (the “Bylaws”) as set forth in the attached Certificate of Amendment of Bylaws, a copy of which is attached as Exhibit 3.1. Article III, Section 1(a) of the Bylaws now provide that the minimum number of directors of the Company will be one (1).

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Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Bylaws.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEAVY EARTH RESOURCES, INC.

Date: November 10, 2014	/s/ Brian Ladin
Brian Ladin President and Chief Executive Officer

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